UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2002

MTS, INCORPORATED
(Exact name of registrant as specified in its charter)

CALIFORNIA	333-54035	94-1500342

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

incorporation or organization)		Identification No.)

2500 DEL MONTE STREET

WEST SACRAMENTO, CALIFORNIA	95691

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 5. OTHER EVENTS

On July 22, 2002, MTS, Incorporated (the “Company”) reached agreement on the terms to refinance its existing credit facility. The Company has reached agreement with CIT Group/Business Credit Inc. on the terms of a $125 million credit facility. In addition, the Company agreed on the terms of a $26 million supplemental loan from JP Morgan Chase and the other lenders under the Company’s existing credit facility.

A copy of the press release announcing these developments is attached as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 23, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

July 23, 2002	By: /s/ DeVaughn D. Searson

DeVaughn D. Searson

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 23, 2002.